                          AMERICAN CENTURY INVESTMENTS
                                4500 Main Street
                          Kansas City, Missouri 64111

November 29, 2004

American Century Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American Century Mutual Funds,  Inc., a Maryland corporation (the "Company"), in connection with Post-Effective Amendment No. 106
(the  "PEA") to the  Company's  Registration  Statement  on Form N-1A (File Nos.
2-14213, 811-0816),  relating to the public offering from time to time of any or all of  the  Company's  Eleven  Billion  One  Hundred  Million  (11,100,000,000)
authorized  shares of common  stock,  par value One Cent  ($0.01) per share (the
"Shares"),  that have been  classified and designated as indicated on Schedule A to this letter.

     In connection  with rendering the opinions set forth below, I have examined the PEA; the Company's  Articles of  Incorporation,  Articles  Supplementary and
Bylaws,  as reflected in the Company's  corporate  records;  resolutions  of the
Board of Directors of the Company relating to the  authorization and issuance of the Shares;  and such other  documents as I deemed  relevant.  In  conducting my examination,  I have  assumed  the  genuineness  of all  signatures,  the  legal capacity of all natural persons, the authenticity,  accuracy and completeness of documents  purporting  to be originals  and the  conformity  to originals of any copies of documents. I have not independently  established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of the State of Maryland  that in my experience  are normally  applicable to the issuance of shares by registered  investment companies organized as corporations under the law of that state and to the  Securities  Act of 1933, as amended (the
"1933 Act"),  the  Investment  Company Act of 1940, as amended (the "1940 Act"), and the  regulations  of the  Securities  and  Exchange  Commission  (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by the Company.

     2. When issued and paid for upon the terms provided in the PEA,  subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities,  and assuming the continued valid existence of the Company under the laws of the State of Maryland,  the Shares will be validly issued, fully paid and non-assessable.

American Century Mutual Funds, Inc.
November 29, 2004

     For the record,  it should be stated  that I am an officer and  employee of
American Century  Services  Corporation,  an affiliated  corporation of American
Century Investment Management, Inc., the Company's investment advisor.

     I hereby  consent  to the use of this  opinion  as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose  consent is required  under Section 7 of the
1933 Act or the  rules  and  regulations  of the SEC  thereunder.  The  opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                  Very truly yours,

                                  /s/ Brian L. Brogan
                                  --------------------------------------
                                  Brian L. Brogan
                                  Vice President and
                                  Assistant General Counsel

BBX/dnh

                                   SCHEDULE A
                                   ----------

Series Name                              Class Name              No. of Shares
-----------                              ----------              --------------

Growth Fund                              Investor                  800,000,000
                                         Institutional             130,000,000
                                         Advisor                   210,000,000
                                         R                          50,000,000
                                         C                         100,000,000

Select Fund                              Investor                  360,000,000
                                         Institutional              40,000,000
                                         Advisor                   100,000,000
                                         A                          25,000,000
                                         B                          25,000,000
                                         C                          25,000,000
                                         C II                       25,000,000

Ultra Fund                               Investor                3,500,000,000
                                         Institutional             200,000,000
                                         Advisor                   300,000,000
                                         R                          50,000,000
                                         C                         100,000,000

Vista Fund                               Investor                  800,000,000
                                         Institutional              80,000,000
                                         Advisor                   210,000,000
                                         C                         100,000,000

Heritage Fund                            Investor                  400,000,000
                                         Institutional              40,000,000
                                         Advisor                   100,000,000
                                         C                         100,000,000

Giftrust Fund                            Investor                  200,000,000

Balanced Fund                            Investor                  150,000,000
                                         Institutional              15,000,000
                                         Advisor                    50,000,000

New Opportunities Fund                   Investor                300,000,000

Capital Value Fund                       Investor                150,000,000
                                         Institutional            15,000,000
                                         Advisor                  50,000,000

Series Name                              Class Name              No. of Shares
-----------                              ----------              --------------

Veedot Fund                              Investor                200,000,000
                                         Institutional            50,000,000
                                         Advisor                  50,000,000

Veedot Large-Cap Fund                    Investor                200,000,000
                                         Institutional            50,000,000
                                         Advisor                  50,000,000

New Opportunities II Fund                Investor                250,000,000
                                         Institutional            50,000,000
                                         A                        25,000,000
                                         B                        25,000,000
                                         C                        25,000,000
                                         C II                     25,000,000

Capital Growth Fund                      A                       100,000,000
                                         B                       100,000,000
                                         C                       100,000,000

Fundamental Equity Fund                  A                        50,000,000
                                         B                        50,000,000
                                         C                        50,000,000

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